                                   EXHIBIT 15A
           ACKNOWLEDGEMENT OF INDEPENDENT CERTIFIED PUBLC ACCOUNTANTS

James A. Moyers, CPA
10300 North Central Parkway
Suite 530
Dallas, Texas 75231

We hereby acknowledge awareness of the use of the unaudited interim reports for the quarters ended August 31, 2001, May 31, 2001, February 28, 2001, and August
31, 2000 of TBX Resources, Inc. in the S-8 Registration Statement dated June 5,
2001 and Amendment #1 to S-8 dated January 7, 2002 of TBX Resources, Inc.

                                                        /s/ James A. Moyers, CPA
                                                        ------------------------
                                                            James A. Moyers, CPA
                                                    Certified Public Accountants